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                                                                       EXHIBIT 5

                         [ALSTON & BIRD LLP LETTERHEAD]

                                 August 1, 2003

Indus International, Inc.
3301 Windy Ridge Parkway
Atlanta, GA  30339

         Re:      Form S-8 Registration Statement
                  Indus International, Inc. 2003 Employee Stock Purchase Plan

Ladies and Gentlemen:

         We have acted as counsel for Indus International, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 2,500,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share, that may be offered and sold by the Company upon the grant or exercise of awards, or the purchase of shares, under the Indus International, Inc. 2003 Employee Stock Purchase Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied conclusively upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws.

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         Based on the foregoing, it is our opinion that the Shares to be issued upon grant or exercise of options or other awards under the Plan, or to be purchased under the Plan, are duly authorized and, when issued by the Company and paid for in accordance with the terms of the Plan and related agreements, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                 Sincerely,

                                                 ALSTON & BIRD LLP




                                                 By: /s/ William S. Ortwein
                                                     ----------------------
                                                           A Partner